UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2017

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 8, 2017, WellCare Health Plans, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) between the Company and J.P. Morgan Securities LLC, acting as representative of the several underwriters named therein (the “Underwriters”) relating to the issuance and sale of $1.2 billion aggregate principal amount of its 5.25% senior notes due 2025 (the “2025 Notes”) in a public offering made pursuant to a registration statement and a related prospectus supplement filed by the Company with the U.S. Securities and Exchange Commission. The Notes will be issued at 100.000%. Interest will be payable on April 1 and October each year, with a first interest payment date of October 1, 2017. The 2025 notes will bear interest at 5.25%. The 2025 notes mature on April 1, 2025. The offering is expected to close on or about March 22, 2017. The issuance of the Notes will be subject to customary closing conditions.
The Company expects that the net proceeds of the offering, after deducting underwriting discounts and commission and estimated expenses of the offering, will be approximately $1,181.9 million. The Company intends to use the net proceeds of the offering to redeem or repay $900.0 million in outstanding aggregate principal amount of its 5.75% Senior Notes due 2020 and to pay related premiums, accrued interest and fees and expenses associated with such redemption or repayment, to repay the amounts outstanding from time to time under its 2016 Revolving Credit Facility, and thereafter for general corporate purposes, including organic growth and working capital. Pending such use, the proceeds may be invested temporarily in short-term interest-bearing, investment-grade securities or similar assets.
The Underwriting Agreement contains customary representations, warranties and agreements by the Company. In addition, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make in respect of those liabilities.
The Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and the description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.
Item 8.01. Other Events.
On March 8, 2017, the Company announced the pricing of the Notes. A copy of the corresponding press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 8, 2017, by and among the Company and J.P. Morgan Securities LLC, acting as representative of the several underwriters named therein.
99.1	Press release dated March 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLCARE HEALTH PLANS, INC.
March 8, 2017	/s/ Andrew L. Asher Andrew L. Asher Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 8, 2017, by and among the Company and J.P. Morgan Securities LLC, acting as representative of the several underwriters named therein.
99.1	Press release dated March 8, 2017.